UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2026
__________________________________________
Cimpress plc
(Exact Name of Registrant as Specified in Its Charter)
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Ireland	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Floor Building 3,	Finnabair Business and Technology Park
A91 XR61
Dundalk, Co. Louth
Ireland
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: +353 42 938 8500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company, as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Ordinary Shares, nominal value per share of €0.01	CMPR	NASDAQ	Global Select Market

Item 8.01.  Other Events

On March 25, 2026, the Board of Directors of Cimpress plc authorized the repurchase, from time to time, with no expiration date, of up to $200,000,000 aggregate purchase price (excluding any fees, commissions, or other expenses of such purchases) of Cimpress' issued and outstanding ordinary shares on the open market, through privately negotiated transactions, or in one or more self-tender offers. This authorization replaces the remaining unused portion of the share repurchase authorization previously approved by the Board of Directors on May 29, 2024, which was terminated immediately prior to the effectiveness of the new authorization.

The Board’s authorization does not necessarily mean that Cimpress will repurchase the full dollar amount authorized. Share repurchases remain subject to the net leverage and near-term capital allocation commentary disclosed in Cimpress’ most recent earnings document published on January 29, 2026 and may be suspended or discontinued at any time.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit
No.	Description
104	Cover Page Interactive Data File, formatted in iXBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2026	Cimpress plc

By:	/s/ Sean E. Quinn
Sean E. Quinn
Executive Vice President and Chief Financial Officer